Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

NEW YORK, NY, March 4, 2026 – Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” “SEG,” “we,” “our," or the “Company”) announced today its operating and financial results for the quarter and year ended December 31, 2025.

“In our first full year as a standalone public company, we made significant progress in building a sustainable, real estate-driven hospitality and entertainment platform. We strengthened our financial performance, celebrated a championship season with the Las Vegas Aviators, and leased or programmed over 150,000 square feet to category-defining partners such as Meow Wolf,” said Matt Partridge, President and Chief Executive Officer of Seaport Entertainment Group. “We’ve carried this momentum into 2026 with the sale of 250 Water Street and the repositioning of the Tin Building with the globally recognized Balloon Museum. As our vision for the Company and its assets continues to take shape, we believe we are well-positioned to create lasting value for the community, other stakeholders, and our shareholders.”

Recent Updates

◾	Executed a five-year lease with Lux Entertainment, an internationally recognized producer of cultural experiences, to open its U.S. flagship of the award-winning interactive contemporary art experience, Balloon Museum in the Tin Building. The art exhibition will replace the former Tin Building by Jean-Georges food and beverage operation, with an anticipated opening in summer 2026.
◾	Closed on the sale of the 250 Water Street development site for $143.0 million in February 2026, resulting in net proceeds of approximately $76.1 million.
◾	Our Board of Directors authorized a new stock repurchase program in February 2026. Under the new program, the Company may purchase up to $50.0 million of the company’s outstanding common stock, as market conditions warrant. No repurchases have been made pursuant to the program.
◾	Our Board of Directors has authorized the filing of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). If and when declared effective by the SEC, the Shelf Registration Statement will allow the Company to offer and sell up to an aggregate of $150.0 million of securities.

Select Fourth Quarter 2025 Results

◾	Signed a 10-year management and lease agreement with a renowned Brooklyn-based arts, culture, and hospitality concept to occupy approximately 11,000 square feet in the historic Cobblestones. The new concept will be announced in the coming months and is expected to open in early 2027.
◾	Announced plans to open Sadie’s, an approachable all-day New American neighborhood restaurant occupying approximately 7,000 square feet in the historic Cobblestones. Opening in spring 2026, the concept will feature an expansive outdoor bar and patio seating, along with regular community programming and events.
◾	Established plans to expand the previously announced purpose-built event space in Pier 17 to approximately 41,000 square feet across three floors with capacity for up to 1,500 guests and panoramic views of the Brooklyn Bridge, East River, and the Manhattan and Brooklyn skylines.

◾	Q4 2025 Net Loss Attributable to Common Stockholders decreased 11.4% year-over-year to ($36.9) million and, on a per share basis, decreased 20.4% year-over-year to ($2.89) per basic and diluted share.
◾	Q4 2025 Non-GAAP Adjusted Net Loss Attributable to Common Stockholders decreased 8.9% year-over-year to ($17.5) million and, on a per share basis, decreased 18.0% to ($1.37) per basic and diluted share.

Select Full Year 2025 Results

◾	During 2025, leased, programmed, or established development plans for over 153,000 square feet of space to achieve 90% leased and programmed occupancy within the Seaport neighborhood.
◾	The Las Vegas Aviators, the Triple-A Minor League Baseball Affiliate of the Athletics, won the Pacific Coast League (PCL) Championship, the franchise’s first PCL title since 1988 and went on to host and compete in the MiLB Triple-A National Championship Game.
◾	Hosted large-scale events in the Seaport neighborhood including the Macy’s 4th of July Fireworks® and New York City Wine & Food Festival.
◾	Uplisted to the NYSE from the NYSE American and was added to the Russell 2000 Index and Russell Microcap Index.
◾	Appointed Matt Partridge as President and Chief Executive Officer and Lenah Elaiwat as Executive Vice President, Chief Financial Officer and Treasurer.
◾	2025 Net Loss Attributable to Common Stockholders improved 23.8% year-over-year to ($116.7) million and, on a per share basis, improved 45.4% year-over-year to ($9.18) per basic and diluted share.
◾	2025 Non-GAAP Adjusted Net Loss Attributable to Common Stockholders improved 49.2% year-over-year to ($54.1) million and, on a per share basis, improved 63.6% year-over-year to ($4.26) per basic and diluted share.

Quarterly Results

The table below provides a summary of the Company’s unaudited consolidated and combined operating and financial results for the three months ended December 31, 2025 and December 31, 2024:

	For the Three Months Ended December 31, 2025	For the Three Months Ended December 31, 2024	Variance to Comparable Period in Prior Year
Total revenues[1]	$29,488	$22,612	$6,876	30.4%

Net loss	$(36,516)	$(41,276)	$4,760	11.5%
Net loss attributable to common stockholders	$(36,866)	$(41,626)	$4,760	11.4%
Net loss attributable to common stockholders per share	$(2.89)	$(3.63)	$0.74	20.4%

Non-GAAP Adjusted Net Loss Attributable to Common Stockholders[2]	$(17,475)	$(19,189)	$1,714	8.9%
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share[2]	$(1.37)	$(1.67)	$0.30	18.0%

Note: $ in thousands, except per share data.

[1]

Period-over-period total revenues comparability was impacted by the consolidation of the Tin Building by Jean-Georges as of January 1, 2025. In 2024, the Tin Building by Jean-Georges was an unconsolidated joint venture accounted for under the equity method in equity in earnings (losses) from unconsolidated ventures within our Statements of Operations.

[2]

See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share.

Full Year Results

The table below provides a summary of the Company’s consolidated and combined operating and financial results for the years ended December 31, 2025 and December 31, 2024:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Variance to Comparable Period in Prior Year
Total revenues[1]	$130,408	$110,223	$20,185	18.3%

Net loss	$(115,342)	$(152,625)	$37,283	24.4%
Net loss attributable to common stockholders	$(116,742)	$(153,212)	$36,470	23.8%
Net loss attributable to common stockholders per share	$(9.18)	$(16.82)	$7.64	45.4%

Non-GAAP Adjusted Net Loss Attributable to Common Stockholders[2]	$(54,128)	$(106,598)	$52,470	49.2%
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share[2]	$(4.26)	$(11.70)	$7.44	63.6%

Note: $ in thousands, except per share data.

[1]

Period-over-period total revenues comparability was impacted by the consolidation of the Tin Building by Jean-Georges as of January 1, 2025. In 2024, the Tin Building by Jean-Georges was an unconsolidated joint venture accounted for under the equity method in equity in earnings (losses) from unconsolidated ventures within our Statements of Operations.

[2]

The Company’s Non-GAAP measures being presented are unaudited. See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share.

Balance Sheet

As of December 31, 2025, the Company had $87.4 million in cash, cash equivalents and restricted cash and $100.4 million of consolidated debt outstanding at an effective weighted-average interest rate of 6.95%. As of December 31, 2025, 39% of the Company’s consolidated debt was fixed at a weighted-average interest rate of 4.9% and the remaining 61% of the Company’s consolidated debt was floating at a weighted-average interest rate of 10.8% before the effects of the Company’s total return swap, which reduces the effective rate of the floating rate debt to 8.3%. Additionally, 100% of the Company’s outstanding debt is asset-specific, secured debt, and the weighted-average maturity of the Company’s consolidated debt is approximately 7.2 years.

Subsequent to year-end 2025, the Company repaid its variable rate debt in connection with the sale of the 250 Water Street development site and no longer has any meaningful debt maturities until 2038.

Investor Conference Call and Webcast

The Company will host a conference call to present its fourth quarter and full year 2025 results on Thursday, March 5, 2026, at 8:30 AM ET.

A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website at www.seaportentertainment.com. We encourage participants to log in ten minutes prior to the scheduled start time to register. A replay of the audio webcast will be available on the Company’s website shortly after the conclusion of the call and until March 19, 2026.

To dial into the Telephone Conference Call:

Domestic: 1-877-407-3982

International: 1-201-493-6780

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13758640

About Seaport Entertainment Group

Seaport Entertainment Group (NYSE: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on us and our tenants, including the impact on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company ; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that excess the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc. (“Howard Hughes”); and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share, each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they provide a meaningful supplement to the Company’s operating performance and period-over-period changes without regard to certain potential distortions or certain non-cash items.

Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements. Accordingly, they should not be considered alternatives to net loss as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

To derive Non-GAAP Adjusted Net Loss Attributable to Common Stockholders, GAAP net loss attributable to common stockholders is adjusted to exclude depreciation and amortization, as well as gains and losses from the sale of assets, gains or losses on extinguishment of debt, and provision for impairment, and these adjustments include the pro rata share of such adjustments of unconsolidated subsidiaries. Additionally, adjustments are made for non-cash revenues and expenses such as straight-line rental revenue and expenses, amortization of above- and below-market lease related intangibles, and non-cash compensation; other non-recurring items such as termination fees, leadership transition costs, corporate restructuring costs incurred since separating from Howard Hughes, and legal settlements; and certain capitalized items such as capitalized interest. Please see the reconciliation table provided in this press release for a reconciliation of Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share to the most directly comparable GAAP measure of net loss.

Availability of Information on SEG’s Website and Social Media Channels

Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts to the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the

SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only.

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

media@seaportentertainment.com

Seaport Entertainment Group Inc.

Consolidated Balance Sheets

(in thousands, except par value amounts)

	December 31, 2025	December 31, 2024
ASSETS
Buildings and equipment	$537,243	$522,667
Less: accumulated depreciation	(225,662)	(215,484)
Land	9,497	9,497
Developments	—	146,461
Net investment in real estate	321,078	463,141
Assets held for sale	137,441	—
Investments in unconsolidated ventures	16,676	28,326
Cash and cash equivalents	77,808	165,667
Restricted cash	9,586	2,178
Accounts receivable, net	7,149	5,246
Deferred expenses, net	3,539	4,515
Operating lease right-of-use assets, net	45,102	38,682
Other assets, net	31,743	35,801
Total assets	$650,122	$743,556

LIABILITIES
Mortgages payable, net	$38,348	$101,593
Mortgages payable related to assets held for sale	61,300	—
Operating lease obligations	56,527	47,470
Accounts payable and other liabilities	27,540	23,111
Total liabilities	183,715	172,174

EQUITY
Preferred stock, $0.01 par value, 20,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 480,000 shares authorized, 12,777 issued and outstanding as of December 31, 2025, and 12,708 issued and outstanding issued or outstanding as of December 31, 2024	128	127
Additional paid in capital	624,781	613,015
Accumulated deficit	(168,402)	(51,660)
Total Stockholders' equity	456,507	561,482
Noncontrolling interest in subsidiary	9,900	9,900
Total equity	466,407	571,382
Total liabilities and equity	$650,122	$743,556

Seaport Entertainment Group Inc.

Consolidated and Combined Statements of Operations

(in thousands, except per share amounts)

	(unaudited)
	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
REVENUES
Hospitality revenue	$12,221	$7,912	$51,736	$29,995
Entertainment revenue	12,534	7,468	58,802	51,428
Rental revenue	4,102	6,728	17,737	26,718
Other revenue	631	504	2,133	2,082
Total revenues	29,488	22,612	130,408	110,223

EXPENSES
Hospitality costs	17,746	10,031	71,252	35,252
Entertainment costs	14,466	9,811	57,109	50,788
Operating costs	8,228	6,731	31,384	35,044
General and administrative	6,780	9,783	42,785	63,269
Depreciation and amortization	10,587	13,684	32,190	34,785
Total expenses	57,807	50,040	234,720	219,138

OTHER
Loss on assets held for sale	(7,049)	—	(11,037)	—
Other income (loss), net	(176)	2,014	(2,802)	6,729
Total other	(7,225)	2,014	(13,839)	6,729
Operating income (loss)	(35,544)	(25,414)	(118,151)	(102,186)
Interest income (expense)	(1,211)	2,138	456	(6,751)
Equity earnings (losses) from unconsolidated ventures	239	(18,000)	2,353	(42,125)
Loss on extinguishment of debt	—	—	—	(1,563)
Income (loss) before income taxes	(36,516)	(41,276)	(115,342)	(152,625)
Income tax expense (benefit)	—	—	—	—
Net loss	(36,516)	(41,276)	(115,342)	(152,625)
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(1,400)	(587)
Net loss attributable to common stockholders	$(36,866)	$(41,626)	$(116,742)	$(153,212)

Total weighted average shares
Basic	12,764	11,474	12,719	9,108
Diluted	12,764	11,474	12,719	9,108

Earnings (loss) per share attributable to common shareholders
Basic	$(2.89)	$(3.63)	$(9.18)	$(16.82)
Diluted	$(2.89)	$(3.63)	$(9.18)	$(16.82)

Seaport Entertainment Group Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted
Net Loss Attributable to Common Stockholders

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net loss	$(36,516)	$(41,276)	$(115,342)	$(152,625)
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(1,400)	(587)
Net loss attributable to common stockholders	(36,866)	(41,626)	(116,742)	(153,212)
Adjustments:
Depreciation and amortization	10,891	14,628	33,804	39,320
Provision for impairment	—	10,000	—	10,000
Lease Termination Fee Income	(570)	—	(1,760)	—
Non-cash compensation	1,063	2,254	6,501	3,212
Straight line rent, net	782	529	2,190	2,876
Capitalized interest	—	(2,960)	(4,193)	(3,628)
Leadership transition costs	—	—	12,233	—
Loss on assets held for sale	7,049	—	11,037	—
Loss on early extinguishment of debt	—	—	—	1,563
Other (income) loss	176	(2,014)	2,802	(6,729)
Non-GAAP adjusted net loss attributable to common stockholders	(17,475)	(19,189)	(54,128)	(106,598)

Total weighted average shares
Basic	12,764	11,474	12,719	9,108
Diluted	12,764	11,474	12,719	9,108

Non-GAAP adjusted net loss attributable to common stockholders per share
Basic	$(1.37)	$(1.67)	$(4.26)	$(11.70)
Diluted	$(1.37)	$(1.67)	$(4.26)	$(11.70)